Tompkins Financial Corp 8-K

EXHIBIT 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, January 28, 2022

Tompkins Financial Corporation Reports Record Full Year Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

For the year ended December 31, 2021 Tompkins Financial Corporation (“the Company”) reported record diluted earnings per share of $6.05, up 16.4% from December 31, 2020. Net income for 2021 was $89.3 million, an increase of $11.7 million compared to the same period in 2020. Results for 2020 included a $16.8 million provision for credit losses recognized in the first quarter reflecting economic stress due to the COVID-19 pandemic.

The Company reported diluted earnings per share of $1.33 for the fourth quarter of 2021, down 17.4% compared to $1.61 reported in the fourth quarter of 2020. Net income for the fourth quarter of 2021 was $19.5 million, a $4.5 million decrease when compared to the same period in 2020.

Tompkins President and CEO, Stephen Romaine, commented, “We are pleased to report record earnings for the year ended December 31, 2021. Earnings per share for the quarter were down from the same period last year largely due to higher provision for credit losses in the current period, which included the charge-off of a commercial real estate relationship that was heavily impacted by pandemic related economic shut downs. Despite the loss recognized during the quarter, other credit quality metrics showed improvement from the most recent prior quarter, including reductions in nonperforming loans and loans in deferral status.”

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Total loans at December 31, 2021 were $5.1 billion compared to $5.3 billion at year-end 2020, which was driven by a decline of $220.0 million in loans under the U.S. Small Business Administration’s Paycheck Protection Program (“PPP”) at year-end 2021 compared to year-end 2020. Total loans, exclusive of PPP loan balances, were up for the second consecutive quarter.
•	Total nonperforming loans at December 31, 2021, declined by $14.6 million compared to December 31, 2020, while the ratio of total nonperforming loans and leases to total loans and leases dropped to 0.61% at year-end 2021 compared to 0.87% at year-end 2020.
•	Total noninterest-bearing deposits at December 31, 2021, were up 10.7% compared to December 31, 2020 and represented 31.5% of total deposits as of December 31, 2021.
•	Total revenue of $302.6 million for the year ended December 31, 2021, was up 1.2% over the same period last year, benefiting from growth in fee income business lines including insurance, wealth management, and card services.

NET INTEREST INCOME

Net interest income was $57.8 million for both the fourth quarter of 2021 and 2020. Net interest income was $223.8 million for year-to-date 2021, down from $225.3 million reported for the same period in 2020. Net interest income in 2021 included a $1.9 million purchase accounting charge related to the redemption of $15.2 million in trust preferred securities.

Average loans for the year ended December 31, 2021 were in line with average loans for the year ended December 31, 2020. Average loan yields for the year ended December 31, 2021, were down 22 basis points compared to 2020, which reflects the impact of reductions in market interest rates in 2021 and 2020.

Average total deposits for 2021 were up $735.3 million, or 12.0% compared to 2020. Average noninterest bearing deposits for 2021 were up $343.3 million or 19.6% compared to 2020. Average deposit balances benefited from PPP loan originations, the proceeds of which were primarily deposited in Tompkins checking accounts. For 2021, the average rate paid on interest-bearing deposit products decreased by 23 basis points from 2020. The total cost of interest-bearing liabilities for 2021 declined by 25 basis points to 0.35% from 2020.

Net interest margin was 3.01% for the fourth quarter of 2021, up compared to the 2.89% reported for the third quarter of 2021, and down compared to the 3.12% reported for the fourth quarter of 2020. The improvement in fourth quarter 2021 net interest margin compared to the third quarter of 2021 was mainly due to a $1.9 million decrease in wholesale funding costs, driven largely by the redemption of $10.0 million of trust preferred securities and the prepayment of $135.0 million of FHLB borrowings in the third quarter of 2021. The redemption of the trust preferred securities resulted in a $1.2 million purchase accounting charge in the third quarter of 2021. The decline in fourth quarter net interest margin, when compared to the fourth quarter of 2020, was mainly due to a 27-basis point decrease in overall asset yields. The decrease in average asset yields was due to lower securities yields as well as a slight shift in the composition of average earning assets, with a greater mix of lower yielding securities and interest-bearing balances, and a decrease in average loan balances reflecting lower PPP loan balances. The decrease in average asset yields was partially offset by lower average funding costs.

NONINTEREST INCOME

Noninterest income represented 24.9% of total revenues in the fourth quarter of 2021, compared to 24.6% in the same period in 2020. Noninterest income of $19.2 million for the fourth quarter of 2021 was up 1.7% compared to the same period in 2020. For the full year, noninterest income of $78.8 million was up 6.8% from 2020. When compared to prior year, 2021 insurance revenue was up $3.3 million or 10.6%, and benefited from new business growth and rising premium rates for commercial and personal lines policies. Investment services experienced revenue growth of $1.9 million, or 10.7%, benefiting from successful business development efforts as well as increased fees tied to asset values in existing accounts. Card services income was up $1.6 million, or 16.9%, and is largely driven by customer spending activities that have increased with improved economic conditions as pandemic restrictions have eased.

NONINTEREST EXPENSE

Noninterest expense was $48.2 million for the fourth quarter of 2021, up $1.5 million, or 3.3%, over the fourth quarter of 2020. For the full fiscal year, noninterest expense was $190.3 million, up $6.0 million, or 3.2%, over 2020. The year-to-date period in 2021 includes $2.9 million in penalties related to the prepayment of $135.0 million in FHLB fixed rate advances. Also contributing to the increase in noninterest expense for the year ended December 31, 2021 were normal annual increases in salaries and wages, which were up $3.5 million or 3.8% over 2020.

INCOME TAX EXPENSE

The Company’s effective tax rate was 21.7% for the fourth quarter of 2021, compared to 20.4% for the same period in 2020. The effective tax rate for the year ended December 31, 2021 was 22.0%, compared to 20.4% reported for 2020. The increase in the effective tax rate for the three and year ended December 31, 2021 over the same periods in 2020 was due to a higher level of taxable income to total income.

ASSET QUALITY

Improved credit quality and improving macroeconomic trends contributed to a lower allowance for credit losses at December 31, 2021 when compared to December 31, 2020. The allowance for credit losses represented 0.84% of total loans and leases at December 31, 2021, down from 0.91% at September 30, 2021, and 0.98% at December 31, 2020. The ratio of the allowance to total nonperforming loans and leases was 137.49% at December 31, 2021, up compared to 76.15% at September 30, 2021 and 112.87% at December 31, 2020.

The provision for credit loss expense for the fourth quarter of 2021 was $3.9 million compared to a credit of $205,000 for the same period in 2020. Provision expense for the year ended December 31, 2021 was a credit of $2.2 million, compared to an expense of $17.2 million for 2020. The provision for credit losses in 2020 included a provision expense of $16.8 million in the first quarter related to the impact of the economic condition related to COVID-19. Net charge-offs for the fourth quarter of 2021 were $7.0 million compared to net charge-offs of $630,000 reported in the fourth quarter of 2020. The fourth quarter of 2021 included a $7.0 million charge-off of a commercial real estate relationship consisting of two loans that were previously reported as nonperforming loans.

Nonperforming assets represented 0.40% as of December 31, 2021, down from 0.75% at September 30, 2021, and 0.60% at December 31, 2020. At December 31, 2021 nonperforming loans and leases totaled $31.2 million, compared to $60.7 million at September 30, 2021, and $45.8 million at December 31, 2020.

Special Mention and Substandard loans and leases totaled $137.6 million at December 31, 2021, reflecting improvement from $168.5 million at September 30, 2021, and $189.9 million at December 31, 2020.

As previously announced, the Company implemented a payment deferral program in 2020 to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19. As of December 31, 2021, total loans that continued in a deferral status amounted to approximately $4.5 million, representing 0.09% of total loans. At December 31, 2020 total loans in deferral status totaled $212.2 million.

The Company began accepting applications for PPP loans on April 3, 2020, and had funded 2,998 loans totaling approximately $465.6 million when the initial program ended. On January 19, 2021, the Company began accepting both first draw and second draw applications for the reopening of the PPP program. The 2021 PPP program funding closed for new applications on May 12, 2021. The Company funded 2,142 applications totaling $228.5 million in 2021.

Out of the total $694.1 million of PPP loans that the Company, approximately $620.2 million had been forgiven by the SBA under the terms of the program as of December 31, 2021. Total net deferred fees on the remaining balance of PPP loans amounted to $3.0 million at December 31, 2021.

CAPITAL POSITION

Capital ratios at December 31, 2021 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.23% at December 31, 2021, compared to 14.21% at September 30, 2021, and 14.39% at December 31, 2020. The ratio of Tier 1 capital to average assets was 8.72% at December 31, 2021, compared to 8.54% at September 30, 2021, and 8.75% at December 31, 2020.

During the fourth quarter of 2021, the Company repurchased 32,203 common shares at an aggregate cost of $2.6 million. These shares were purchased under the Company’s Stock Repurchase Program announced in the third quarter of 2021. During 2021, the Company repurchased 304,513 shares at an aggregate cost of $23.8 million.

Mr. Romaine added, “We are excited to report that effective January 1, 2022, our four community banks were combined into a single charter. Though we expect the change to be largely transparent to our customers, it will allow us to better leverage the Tompkins brand in all of our markets. We also anticipate some operating efficiencies from the change and we will be better able to leverage product and technology enhancements for the benefit of customers across our footprint. The combined bank will conduct business under the “Tompkins” brand name, with a legal name of “Tompkins Community Bank.”

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “plan”, or “anticipate”, and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; the ongoing dynamic nature of the COVID-19 pandemic and the impact of COVID-19 (including governments’ responses thereto), including the development and proliferation of variants such as Delta and Omicron, on economic and financial markets, potential regulatory actions, and modifications to our operations, products, and services relating thereto; disruptions in our and our customers’ operations and loss of revenue due to pandemics, epidemics, widespread health emergencies, government-imposed travel/business restrictions, or outbreaks of infectious diseases such as the coronavirus, and the associated adverse impact on our financial position, liquidity, and our customers’ abilities to repay their obligations to us or willingness to obtain financial services products from the Company; the development of an interest rate environment that may adversely affect the Company’s interest rate spread, other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as the Dodd-Frank Act, Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; legislative and regulatory changes in response to COVID-19 with which we and our subsidiaries must comply, including the CARES Act and the Consolidated Appropriations Act, 2021 and the rules and regulations promulgated thereunder, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	12/31/2021	12/31/2020
		(Audited)
Cash and noninterest bearing balances due from banks	$23,078	$21,245
Interest bearing balances due from banks	40,029	367,217
Cash and Cash Equivalents	63,107	388,462
Available-for-sale debt securities, at fair value (amortized cost of $2,063,790 at December 31, 2021 and $1,599,894 at December 31, 2020)	2,044,513	1,627,193
Held-to-maturity securities, at amortized cost (fair value of $282,288 at December 31, 2021 and $0 December 31, 2020)	284,009	0
Equity securities, at fair value (amortized cost $902 at December 31, 2021 and $929 at December 31, 2020)	902	929
Total loans and leases, net of unearned income and deferred costs and fees	5,075,467	5,260,327
Less: Allowance for credit losses	42,843	51,669
Net Loans and Leases	5,032,624	5,208,658
Federal Home Loan Bank and other stock	10,996	16,382
Bank premises and equipment, net	85,416	88,709
Corporate owned life insurance	86,495	84,736
Goodwill	92,447	92,447
Other intangible assets, net	3,643	4,905
Accrued interest and other assets	115,830	109,750
Total Assets	$7,819,982	$7,622,171
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,016,025	3,761,933
Time	639,674	746,234
Noninterest bearing	2,135,736	1,929,585
Total Deposits	6,791,435	6,437,752
Federal funds purchased and securities sold under agreements to repurchase	66,787	65,845
Other borrowings	124,000	265,000
Trust preferred debentures	0	13,220
Other liabilities	108,819	122,665
Total Liabilities	$7,091,041	$6,904,482
EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,696,911 at December 31, 2021; and 14,964,389 at December 31, 2020	1,470	1,496
Additional paid-in capital	312,538	333,976
Retained earnings	475,262	418,413
Accumulated other comprehensive loss	(55,950)	(32,074)
Treasury stock, at cost – 124,709 shares at December 31, 2021, and 124,849 shares at December 31, 2020	(5,791)	(5,534)
Total Tompkins Financial Corporation Shareholders’ Equity	727,529	716,277
Noncontrolling interests	1,412	1,412
Total Equity	$728,941	$717,689
Total Liabilities and Equity	$7,819,982	$7,622,171

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended		Year Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
INTEREST AND DIVIDEND INCOME
Loans	$53,086	$57,674	$214,684	$227,313
Due from banks	77	104	343	194
Available-for-sale debt securities	6,252	5,349	23,440	25,450
Held-to-maturity securities	1,031	0	2,075	0
Federal Home Loan Bank and other stock	168	243	776	1,373
Total Interest and Dividend Income	60,614	$63,370	$241,318	$254,330
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	478	717	2,202	3,175
Other deposits	1,810	3,066	8,645	16,789
Federal funds purchased and securities sold under agreements to repurchase	16	19	64	95
Trust preferred debentures	0	375	2,233	1,133
Other borrowings	499	1,442	4,382	7,799
Total Interest Expense	2,803	5,619	17,526	28,991
Net Interest Income	57,811	57,751	223,792	225,339
Less: Provision (credit) for credit loss expense	3,914	(205)	(2,219)	17,213
Net Interest Income After Provision for Credit Loss Expense	53,897	57,956	226,011	208,126
NONINTEREST INCOME
Insurance commissions and fees	7,783	7,289	34,836	31,505
Investment services income	5,041	5,106	19,388	17,520
Service charges on deposit accounts	1,768	1,637	6,347	6,312
Card services income	2,775	2,378	10,826	9,263
Other income	1,795	2,429	7,203	8,817
Net (loss) gain on securities transactions	(8)	(3)	249	443
Total Noninterest Income	19,154	18,836	78,849	73,860
NONINTEREST EXPENSE
Salaries and wages	24,561	23,037	96,038	92,519
Other employee benefits	6,285	6,552	24,172	24,812
Net occupancy expense of premises	3,137	3,400	13,179	12,930
Furniture and fixture expense	2,108	2,087	8,328	7,846
Amortization of intangible assets	329	364	1,317	1,484
Other operating expense	11,734	11,176	47,253	44,729
Total Noninterest Expenses	48,154	46,616	190,287	184,320
Income Before Income Tax Expense	24,897	30,176	114,573	97,666
Income Tax Expense	5,401	6,145	25,182	19,924
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	19,496	24,031	89,391	77,742
Less: Net Income Attributable to Noncontrolling Interests	31	53	127	154
Net Income Attributable to Tompkins Financial Corporation	$19,465	23,978	89,264	77,588
Basic Earnings Per Share	$1.34	$1.61	$6.08	$5.22
Diluted Earnings Per Share	$1.33	$1.61	$6.05	$5.20

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	December 31, 2021			December 31, 2020
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 228,570	$ 77	0.13%	$ 439,726	$ 104	0.09%
Securities (1)
U.S. Government securities	2,248,954	6,728	1.19%	1,502,226	4,671	1.24%
State and municipal (2)	105,215	672	2.53%	127,580	823	2.57%
Other securities (2)	3,407	23	2.64%	3,430	24	2.78%
Total securities	2,357,576	7,423	1.25%	1,633,236	5,518	1.34%
FHLBNY and FRB stock	10,382	168	6.42%	16,766	244	5.80%
Total loans and leases, net of unearned income (2)(3)	5,064,028	53,354	4.18%	5,318,607	57,949	4.33%
Total interest-earning assets	7,660,556	61,022	3.16%	7,408,335	63,815	3.43%
Other assets	333,260			349,824
Total assets	$ 7,993,816			$ 7,758,159
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 4,130,652	$ 793	0.08%	$ 3,927,433	$ 1,457	0.15%
Time deposits	663,713	1,495	0.89%	734,009	2,326	1.26%
Total interest-bearing deposits	4,794,365	2,288	0.19%	4,661,442	3,783	0.32%
Federal funds purchased & securities sold under agreements to repurchase	61,976	16	0.11%	60,417	19	0.12%
Other borrowings	110,370	499	1.79%	271,087	1,442	2.12%
Trust preferred debentures	0	0	0.00%	17,091	375	8.73%
Total interest-bearing liabilities	4,966,711	2,803	0.22%	5,010,037	5,619	0.45%
Noninterest bearing deposits	2,185,489			1,913,781
Accrued expenses and other liabilities	118,997			115,227
Total liabilities	7,271,197			7,039,045
Tompkins Financial Corporation Shareholders’ equity	721,123			717,618
Noncontrolling interest	1,496			1,496
Total equity	722,619			719,114

Total liabilities and equity	$ 7,993,816			$ 7,758,159
Interest rate spread			2.94%			2.98%
Net interest income/margin on earning assets		58,219	3.01%		58,196	3.12%

Tax Equivalent Adjustment		(408)			(445)
Net interest income per consolidated financial statements		$ 57,811			$ 57,751

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	December 31, 2021			December 31, 2020
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 307,253	$ 343	0.11%	$ 194,211	$ 194	0.10%
Securities (1)
U.S. Government securities	2,003,450	23,145	1.16%	1,307,905	22,906	1.75%
State and municipal (2)	112,391	2,871	2.55%	114,462	3,048	2.66%
Other securities (2)	3,417	92	2.68%	3,430	117	3.40%
Total securities	2,119,258	26,108	1.23%	1,425,797	26,071	1.83%
FHLBNY and FRB stock	14,830	776	5.24%	20,815	1,374	6.60%
Total loans and leases, net of unearned income (2)(3)	5,184,491	215,709	4.16%	5,228,135	228,805	4.38%
Total interest-earning assets	7,625,832	242,936	3.19%	6,868,958	256,444	3.73%
Other assets	343,119			489,520
Total assets	$ 7,968,951			$ 7,358,478
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 4,034,969	$ 3,736	0.09%	$ 3,650,358	$ 9,430	0.26%
Time deposits	711,381	7,111	1.00%	703,999	10,534	1.50%
Total interest-bearing deposits	4,746,350	10,847	0.23%	4,354,357	19,964	0.46%
Federal funds purchased & securities sold under agreements to repurchase	58,627	64	0.11%	55,973	95	0.17%
Other borrowings	217,799	4,382	2.01%	365,732	7,799	2.13%
Trust preferred debentures	7,367	2,233	30.32%	17,092	1,133	6.63%
Total interest-bearing liabilities	5,030,143	17,526	0.35%	4,793,154	28,991	0.60%
Noninterest bearing deposits	2,096,542			1,753,226
Accrued expenses and other liabilities	117,790			112,544
Total liabilities	7,244,475			6,658,924
Tompkins Financial Corporation Shareholders’ equity	723,009			698,087
Noncontrolling interest	1,467			1,466
Total equity	724,476			699,554

Total liabilities and equity	$ 7,968,951			$ 7,358,478
Interest rate spread			2.84%			3.13%
Net interest income/margin on earning assets		225,410	2.96%		227,453	3.31%

Tax Equivalent Adjustment		(1,618)			(2,114)
Net interest income per consolidated financial statements		$ 223,792			$ 225,339

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-21	Sep-21	Jun-21	Mar-21	Dec-20	Dec-21
Securities	$ 2,329,424	$ 2,337,105	$ 2,166,853	$ 1,935,731	$ 1,628,122	$ 2,329,424
Total Loans	5,075,467	5,096,778	5,175,129	5,292,793	5,260,327	5,075,467
Allowance for credit losses	42,843	46,259	47,505	49,339	51,669	42,843
Total assets	7,819,982	8,113,110	7,988,208	8,095,342	7,622,171	7,819,982
Total deposits	6,791,435	7,090,898	6,837,000	6,946,541	6,437,752	6,791,435
Federal funds purchased and securities sold under agreements to repurchase	66,787	72,490	52,134	47,496	65,845	66,787
Other borrowings	124,000	110,000	245,000	265,000	265,000	124,000
Trust preferred debentures	0	0	8,799	13,260	13,220	0
Total common equity	727,529	720,851	726,779	708,493	716,277	727,529
Total equity	728,941	722,357	728,253	709,936	717,689	728,941

Average Balance Sheet
Average earning assets	$ 7,660,556	$ 7,753,700	$ 7,609,792	$ 7,475,846	$ 7,408,335	$ 7,625,832
Average assets	7,993,816	8,102,070	7,949,946	7,826,672	7,758,159	7,968,951
Average interest-bearing liabilities	4,966,711	5,086,753	5,030,800	5,036,451	5,010,037	5,030,143
Average equity	722,619	733,117	721,336	720,718	719,114	724,476

Share data
Weighted average shares outstanding (basic)	14,452,775	14,494,533	14,654,774	14,676,410	14,715,124	14,568,763
Weighted average shares outstanding (diluted)	14,532,480	14,568,334	14,737,735	14,757,558	14,751,303	14,648,167
Period-end shares outstanding	14,661,001	14,659,195	14,829,873	14,906,785	14,928,479	14,661,001
Common equity book value per share	$ 49.62	$ 49.17	$ 49.01	$ 47.53	$ 47.98	$ 49.62

Income Statement
Net interest income	$ 57,811	$ 56,098	$ 54,846	$ 55,037	$ 57,751	$ 223,792
Provision (credit) for credit loss expense (5)	3,914	(1,232)	(3,071)	(1,830)	(205)	(2,219)
Noninterest income	19,154	20,854	18,858	19,983	18,836	78,849
Noninterest expense (5)	48,154	50,180	47,442	44,511	46,616	190,287
Income tax expense	5,401	6,630	6,471	6,680	6,145	25,182
Net income attributable to Tompkins Financial Corporation	19,465	21,342	22,831	25,626	23,978	89,264
Noncontrolling interests	31	32	31	33	53	127
Basic earnings per share (4)	1.34	1.46	1.55	1.73	1.61	6.08
Diluted earnings per share (4)	1.33	1.45	1.54	1.72	1.61	6.05

Nonperforming Assets
Nonaccrual loans and leases	$ 26,033	$ 47,941	$ 48,019	$ 41,656	$ 38,976	$ 26,033
Loans and leases 90 days past due and accruing	0	7,463	0	0	0	0
Troubled debt restructuring not included above	5,124	5,343	5,776	6,069	6,803	5,126
Total nonperforming loans and leases	31,157	60,747	53,795	47,725	45,779	31,159
OREO	135	135	88	88	88	135
Total nonperforming assets	$ 31,292	$ 60,882	$ 53,883	$ 47,813	$ 45,867	$ 31,294

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Dec-21	Sep-21	Jun-21	Mar-21	Dec-20	Dec-21
Loans and leases 30-89 days past due and accruing	$ 3,072	$ 1,436	$ 1,692	$ 1,790	$ 3,012	$ 3,072
Loans and leases 90 days past due and accruing	0	7,463	0	0	0	0
Total loans and leases past due and accruing	3,072	8,899	1,692	1,790	3,012	3,072

Allowance for Credit Losses
Balance at beginning of period	$ 46,259	$ 47,505	$ 49,339	$ 51,669	$ 52,293	$ 51,669
Provision (credit) for credit losses	3,600	(1,177)	(2,718)	(2,510)	6	$ (2,805)
Net loan and lease charge-offs (recoveries)	7,016	69	(884)	(180)	630	$ 6,021
Allowance for credit losses at end of period	$ 42,843	$ 46,259	$ 47,505	$ 49,339	$ 51,669	$ 42,844

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$ 2,192	$ 2,247	$ 2,600	$ 1,920	$ 2,131	$ 1,920
(Credit) provision for credit losses	314	(55)	(353)	680	(211)	$ 586
Allowance for credit losses at end of period	$ 2,506	$ 2,192	$ 2,247	$ 2,600	$ 1,920	$ 2,506

Loan Classification - Total Portfolio
Special Mention	$ 85,530	$ 98,253	$ 108,269	$ 116,689	$ 121,253	$ 85,530
Substandard	52,047	70,213	62,992	68,487	68,645	52,047

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.61%	1.19%	1.04%	0.90%	0.87%	0.61%
Nonperforming assets/total assets	0.40%	0.75%	0.67%	0.59%	0.60%	0.40%
Allowance for credit losses/total loans and leases	0.84%	0.91%	0.92%	0.93%	0.98%	0.84%
Allowance/nonperforming loans and leases	137.51%	76.15%	88.31%	103.38%	112.87%	137.49%
Net loan and lease losses annualized/total average loans and leases	0.55%	0.01%	(0.07) %	(0.01) %	0.05%	0.12%

Capital Adequacy
Tier 1 Capital (to average assets)	8.72%	8.54%	8.79%	8.89%	8.75%	8.75%
Total Capital (to risk-weighted assets)	14.23%	14.21%	14.62%	14.62%	14.39%	14.39%

Profitability (period-end)
Return on average assets *	0.97%	1.05%	1.15%	1.33%	1.23%	1.12%
Return on average equity *	10.69%	11.55%	12.70%	14.42%	13.26%	12.32%
Net interest margin (TE) *	3.01%	2.89%	2.91%	3.01%	3.12%	2.96%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2021 and 2020 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods’ financial statements are reclassified when necessary to conform to the current period’s presentation.